UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1 to Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      April 12, 2010

     DIVERSIFIED MULTI-ADVISOR FUTURES FUND L.P.

(Exact name of registrant as specified in its charter)

New York	000-26132	13-3729162
(State or other	Commission File	IRS Employer
jurisdiction of	Number)	Identification No.)

incorporation)

c/o Ceres Managed Futures LLC

55 East 59th Street - 10th Floor

New York, New York 10022

(Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code:  (212) 559-2011

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (seeGeneral Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 on Form 8-K/A (“Amendment No. 1”) amends the Form 8-K for Diversified Multi-Advisor Futures Fund L.P. initially filed with the Securities and Exchange Commission on September 30, 2009 (the “Original Report”). This Amendment No. 1 amends the Original Report by including Exhibit 3.2(f) - Amendment to the Certificate of Limited Partnership dated September 28, 2009 and Exhibit 3.2(g) - Amendment to the Certificate of Limited Partnership dated April 12, 2010, which exhibits reflect a clerical error related to the name change that was the subject of the Original Report and the subsequent filing necessary to correct this error. This Amendment No. 1 otherwise describes conditions as of the date of the Original Report and has not been updated to disclose events that may have occurred at a later date.

Item 5.03        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Change to the Registrant’s Name

To correct a clerical error, the Registrant’s name was changed from “Diversified Multi-Strategy Futures Fund L.P.” to “Diversified Multi-Advisor Futures Fund L.P.” on April 12, 2010.

The general partner of the Registrant filed with the Secretary of State of the State of New York a Certificate of Amendment to the Certificate of Limited Partnership for the Registrant noting the change in name of the Registrant, on April 12, 2010.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.
Exhibit No.	Description
3.2(f)	Amendment to the Certificate of Limited Partnership of Smith Barney Diversified Futures Fund L.P. dated September 28, 2009.
3.2(g)	Amendment to the Certificate of Limited Partnership of Diversified Multi-Strategy Futures Fund L.P. dated April 12, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DIVERSIFIED MULTI-ADVISOR FUTURES FUND L.P.

By: Ceres Managed Futures LLC, General Partner

By: /s/ Jerry Pascucci

Jerry Pascucci
President and Director

By: /s/ Jennifer Magro

Jennifer Magro
Chief Financial Officer and Director

Date: April 12, 2010